Exhibit 10.26

LOAN AGREEMENT

(the “AGREEMENT”)

made as of April 30, 2014

by and among

Index Ventures V (Jersey), L.P.
Ogier House, The Esplande,
St. Helier, Jersey, JE4 9WG,
Channel Islands	(“Index V”)

Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P.
Ogier House, The Esplande
St. Helier, Jersey, JE4 9WG
Channel Islands	(“Index V Parallel”)

Yucca (Jersey), SLP
Ogier House, The Esplande
St. Helier, Jersey, JE4 9WG
Channel Islands	(“Yucca”)

Limburgse Reconversiemaatschappij NV
Kempische Steenweg 555
3500 Hasselt, Belgium	(“LRM”)

KMOFIN 2 NV
Kempische Steenweg 555
3500 Hasselt, Belgium	(“KMOFIN”)

(Index V, Index Parallel V, Yucca, LRM, and KMOFIN, each a “Lender” and, together, the “Lenders”).

and

Minerva Neurosciences, Inc.
245 First Street, Suite 1800,
Cambridge, MA 02142
United States of America	(“Minerva”)

WHEREAS, the Lenders, who are at the same time shareholders of Minerva, a Delaware corporation, desire to grant Minerva a loan facility for the financing of its net working capital in the total amount of up to maximum USD 600’000, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.                                     DEFINITIONS

1.1                              In this Agreement, unless the context otherwise requires, each of the following expressions has the meaning defined next to it:

“Affiliate” of an entity means any company Controlling, Controlled by, or under common Control of the entity and any individual Controlling such entity.

“Business Day” means a day except a Saturday or Sunday, on which banks in Geneva, Switzerland are open for business generally.

“Control”, “Controlled” and “Controlling” means when an entity or a person is able to exercise significant influence over the financial and/or operating policies of a company.

1.2                              In this Agreement:

(a)                                headings are for convenience only and shall not affect its interpretation;

(b)                                references to Clauses are to be construed as references to the Clauses of this Agreement;

(c)                                 references to (or to any specified provision of) this Agreement shall be construed as a reference to this Agreement or that provision as in force for the time being and as amended from time to time in accordance with the terms thereof;

(d)                                words denoting the singular number shall include the plural and vice versa; and

(e)                                 references to persons shall include individuals, corporations (where incorporated), unincorporated associations (including partnerships), trusts, any form of governmental body, agency or authority and any other organisation of any nature (in each case, whether or not having separate legal personality).

2.                                     LOAN

2.1                              Loan Amount

Subject to the terms and conditions of this Agreement, including Section 3.3, the Lenders grant to Minerva a loan (the “Loan”) in the aggregate amount of up to USD 600,000 (the “Loan Amount”).

The allocation of the Loan between the Lenders shall be as follows:

Lender	Participation	Individual Loan Amount
Index V	48.978%	USD	293,870
Index V Parallel	0.397%	USD	2,380
Yucca	0.625%	USD	3,750
Limburgse	33 1/3%	USD	200,000
KMOFIN	16 2/3%	USD	100,000

For purposes of clarity, the above Loan is granted by each of the Lenders for its individual portion of the Loan Amount and not on a joint and several basis for the entire Loan.

2.2                               Payment of Loan Amount

The Loan shall be made available by the Lenders as of the Effective Date and must be paid (i) USD 250,000 as of the Effective Date, (ii) USD 250,000 once called by Minerva within 10 Business Days and (iii) USD 100,000 once called by Minerva within 10 Business Days.

3.                                     LENDER’S OBLIGATIONS

The Lenders undertakes pursuant to the terms and conditions of this Agreement to participate with the amount specified above in Section 2.1. Each Lender shall be only liable for his pro rata amount and not jointly for the entire Loan Amount.

4.                                     INTEREST

The amount outstanding under the Loan (the “Outstanding Loan Amount”) shall bear interest at the rate of eight percent (8%) per annum, compounded annually, calculated for each year (or fraction thereof) (the “Interest Period”) from the respective date on which such part of the Outstanding Loan Amount is received by Minerva, until the Repayment Date (as defined below). Interest shall accrue and be added to the Outstanding Loan Amount at the end of each Interest Period.

5.                                     REPAYMENT

5.1                              The outstanding Loan Amounts shall become due for repayment on the earlier of (each a “Repayment Date”):

(a)                                The closing of Minerva’s initial public offering of common stock, par value $0.0001,(the “IPO”); or

(b)                                1 December 2015; or

(c)                                 at any time Minerva voluntarily decides to repay the Loan (or part thereof); or

(d)                                the Business Day following the occurrence of an Event of Default as set forth in Section 6 below.

In case of partial repayment of the Outstanding Loan Amount, this Section 5 shall remain applicable for the remaining Outstanding Loan Amount.

6.                                     EVENTS OF DEFAULT

6.1                              Events of Default

Each of the events set out in this Section is an Event of Default (whether or not caused by reason whatsoever outside the control of the Borrower):

a)                                     Minerva’s failure to pay any amount of principal or interest on the Loan when due, or any fees or expenses due and payable under this Agreement, and such failure(s) shall continue un-remedied for 10 Business Days;

b)                                     Minerva shall fail to observe and adhere to any of the terms of this Agreement (subject to any applicable cure periods); or

c)                                      Minerva’s senior lenders or other third party lenders shall have accelerated the loans or any other obligations outstanding under their credit facilities with Minerva (cross default); or

d)                                      bankruptcy, liquidation or dissolution proceedings of Minerva have been initiated.

6.2                              Default Interest Rate

Upon the occurrence, and during the continuation of an Event of Default, the outstanding amount of the Loan shall bear, in addition to the base interest pursuant to Section 4, default additional interest at a rate of 3% (three percent) per annum.

6.3                              Declaration of Maturity and Repayment

Upon an Event of Default, each Lender may declare its outstanding portion of the Loan to be immediately due and payable in cash, and exercise any and all rights and remedies available to the Lender under the applicable laws.

7.                                     GENERAL PROVISIONS

7.1                              Confidentiality

The Parties expressly acknowledge and agree that this Agreement and its terms and all information, whether written or oral, furnished by either Party to the other Party in connection with the preparation and negotiation of this Agreement are confidential and shall not be disclosed except as otherwise agreed in advanced by each of the Parties.

7.2                              Effective Date

This Agreement shall become effective upon receipt by the Borrower of the originals or electronic copies of all signatures of the Parties hereto.

7.3                              Costs and Expenses

Each Party shall pay the cost and expenses it incurs.

7.4                              Notices

Any notices between the parties shall be sent by registered mail or pre-paid express courier service to the addresses listed on top of this Amendment or such other ad-dress as the addressee shall have specified in a notice actually received by the ad-dressor. Notices can be validly transmitted by telefax provided that a confirmation copy shall be sent by registered mail or pre-paid express courier service at the same time.

7.5                              No Waiver

The failure of any Party to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The waiver of any breach of this Agreement by any Party hereto shall not be construed as a waiver of any other prior or subsequent breach.

7.6                              Entire Agreement

This Agreement and the instruments referred to herein embodies the entire agreement between the Parties hereto with respect to the Loan contemplated herein. This Agreement may be amended only in writing through a document signed by the Parties hereto.

7.7                              Severability

Should any provision of this Agreement turn out to be invalid, illegal or unenforceable, the remaining provisions have to be regarded as severable and enforceable in accordance with their terms. The Parties shall replace the partly or entirely invalid, illegal or unenforceable provisions by provisions which are as similar as possible and correspond to the economic intent and purpose of such partly or entirely invalid or impractical provision and are valid and enforceable.

7.8                              Amendments or Waivers

This Agreement may be amended only in writing through a document duly signed by all Parties and any waivers to this Agreement require prior written approval of all Parties hereto.

7.9                             Transfers or Assignments

No Party shall transfer the Loan or assign any of its rights or obligations under the Loan or under this Agreement to any third party without the prior written consent of all the other Parties.

Notwithstanding the foregoing, no Party shall enter into any arrangement with any other person, as a result of which Swiss stamp duties and withholding tax on interest payments could be triggered. The Parties agree and shall procure that during the term of this Agreement, the Borrower shall at no time be the recipient of loans or other debt capital (including the Loan) from: (i) more than ten creditors (other than qualifying banks as per the relevant Guidelines of the Swiss Federal Tax Authorities) on identical terms under this Agreement, or (ii) more than twenty creditors (other than qualifying banks as per the relevant Guidelines of the Swiss Federal Tax Authorities) in total. Except that each Lender may assign its rights and obligations under this Agreement to the ultimate holders of such Lender.

For the purpose of this clause each Lender confirms that it is a single creditor for the purpose to the Swiss non-bank rules according to the Guidelines.

7.10                       Governing Law

This Agreement and any questions related thereto shall be subject to the laws of Switzerland excluding its conflict of law rules.

7.11                       Arbitration

Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration, in accordance with the rules of the International Chamber of Commerce in force on the date when the notice of arbitration is submitted in accordance with such rules. The number of arbitrators shall be three. The seat of the arbitration shall be in London, England. The arbitral proceedings shall be conducted in English.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

MINERVA NEUROSCIENCES, INC.

/s/ Rogerio Vivaldi Coelho
Name:	Rogerio Vivaldi Coelho, MD, MBA
Title:	Co-Founder, President & CEO
Place, Date:

Signature Page to Loan Agreement

INDEX VENTURES V (JERSEY), L.P.

By:	Its Managing General Partner:
Index Venture Associates V Limited

	By:	/s/ Paul Willing
	Name:	Paul Willing
	Title:	Director
Place, Date:

INDEX VENTURES V PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

By:	Its Managing General Partner:
Index Venture Associates V Limited

	By:	/s/ Paul Willing
	Name:	Paul Willing
	Title:	Director
Place, Date:

Signature Page to Loan Agreement

YUCCA (JERSEY) SLP

By: Ogier Employee Benefit Services Limited as Authorised Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ Giles Johnstone-Scott /s/ Sherin Sugeeswaran
Name:	Giles Johnstone-Scott and Sherin Sugeeswaran
Title:	Authorised Signatory — Ogier Employee
Benefits Services Limited

Place, Date:

Signature Page to Loan Agreement

LIMBURGSE RECONVERSIEMAATSCHAPPIJ NV

By:	/s/ Stijn Bijnens
Name:	Stijn Bijnens
Title:	CEO
Place, Date: 30-04-2014

KMOFIN 2 NV

By:	/s/ Stijn Bijnens
Name:	LRM NVC represented by Stijn Bijnens
Title:	Daily Manager
Place, Date: 30-04-2014

Signature Page to Loan Agreement